Exhibit 10.1

Execution Version

SECOND AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT AND
PROMISSORY NOTES AND FIRST AMENDMENT TO SECURITY AGREEMENT

THIS SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND PROMISSORY NOTES AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment” or “Second Amendment”) is entered into as of December 16, 2011, by and among Neurologix, Inc., a Delaware corporation (the “Company”), General Electric Pension Trust, Corriente Master Fund, L.P. and Palisade Concentrated Equity Partnership II, L.P. (each individually a “Lender,” and collectively the “Lenders”).

Reference is made to that certain Note and Warrant Purchase Agreement, dated as of December 6, 2010, by and among the Company and the Lenders, as amended by the First Amendment to the Note and Warrant Purchase Agreement and Secured Senior Convertible Promissory Notes, dated as of October 28, 2011, by and among the Company and the Lenders (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Purchase Agreement”; and as hereby and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).  Defined terms used herein but not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (including as amended hereby).

RECITALS

WHEREAS, pursuant to the Existing Purchase Agreement, the Company sold and issued to the Lenders secured senior convertible promissory notes in the aggregate principal amount of Seven Million Dollars ($7,000,000) (the “Existing Notes”), together with warrants (as heretofore, hereby or hereafter amended, restated, supplemented or otherwise modified from time to time, the “Warrants”) to purchase common stock of the Company determined in accordance with the terms thereof and as provided therein; and

WHEREAS, the Company wishes to increase the aggregate outstanding principal amount of the Existing Notes by $500,000 on the terms and conditions set forth herein; and

WHEREAS, the Company and the Lenders desire to amend certain other terms of the Existing Purchase Agreement, the Existing Notes and the Security Agreement, and the Lenders have agreed to waive all Events of Default and covenant breaches outstanding under the Existing Purchase Agreement, and to waive the Company’s obligation to obtain consents from certain security holders with respect to the transactions contemplated by this Amendment; and

WHEREAS, the Lenders constitute the holders of all of the aggregate principal amount of Existing Notes outstanding.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Purchase Agreement.  Effective as of the date hereof, the Existing Purchase Agreement is hereby amended as follows:

1.1           Section 1 (Definitions) of the Purchase Agreement is amended to delete the letter designations “(a)” through “(o)” therein without deleting any of the text that follows each such letter.

1.2           The following new definitions are added to Section 1 of the Purchase Agreement in appropriate alphabetical order:

“Amended and Restated Notes” shall mean those Amended and Restated Secured Senior Convertible Promissory Notes, in substantially the form annexed to the Second Amendment as Exhibit 1, issued to the Lenders on the date of the closing of the transactions under the Second Amendment.

“Consideration (Tranche B)” shall mean the aggregate consideration paid, concurrently with the execution and delivery of the Second Amendment, by specified Lenders purchasing the Tranche B Portion as set forth on the Schedule of Lenders.

“Consideration (Tranche C)” shall mean the aggregate consideration paid by those Lenders purchasing the Tranche C Portion as specified under the Second Amended and Restated Notes (if applicable) in the respective amounts set forth on Exhibit 3 annexed to the Second Amendment.

“Second Amended and Restated Notes” shall mean those Second Amended and Restated Secured Senior Convertible Promissory Notes, in substantially the same form as the Amended and Restated Notes but reflecting the Tranche C Portion, that may be issued to the Lenders pursuant to Section 4 of the Second Amendment.

“Second Amendment” shall mean the Second Amendment to Note and Warrant Purchase Agreement and Promissory Notes and First Amendment to Security Agreement dated as of December 16, 2011 by and among the Company and the Lenders.

“Tranche A Portion” shall mean the aggregate original principal amount of $7,000,000 in Secured Senior Convertible Promissory Notes originally issued by the Company on December 6, 2010 to the Lenders under this Agreement, which Secured Senior Convertible Promissory Notes were replaced by the Amended and Restated Notes on the closing of the transactions under the Second Amendment.

“Tranche B Portion” shall mean a loan in the aggregate original principal amount of $500,000 made to the Company on the date of the Second Amendment, represented by the Consideration (Tranche B), with each Lender’s share, if any, of the Tranche B Portion reflected on such Lender’s Amended and Restated Note.

“Tranche C Portion” shall mean a loan in the aggregate original principal amount of $500,000 that may be made to the Company by participating Lenders pursuant to and subject to the satisfaction of certain conditions set forth in the Second Amendment represented by the Consideration (Tranche C), with each Lender’s share, if any, of the Tranche C Portion, reflected on such Lender’s Second Amended and Restated Note, if issued.

1.3           The definition of “Maturity Date” in Section 1 of the Purchase Agreement is amended by replacing clause (iii) with the following:  “(iii) February 16, 2012”.

1.4           The definition of “Notes” in Section 1 of the Purchase Agreement is deleted in its entirety and replaced by the following:

“‘Notes’ shall mean the Amended and Restated Notes and, upon issuance, the Second Amended and Restated Notes.”

1.5           The text of Section 2.2(a) (Note Conversion) is deleted in its entirety and replaced by the following:

“(a) Next Equity Financing.  Any unpaid principal and unpaid accrued interest of each Note shall automatically be converted into Conversion Shares upon the closing of the Next Preferred Equity Financing.  The number of Conversion Shares to be issued upon such conversion shall be equal to:

“(i) the quotient obtained by dividing (A) (I) the product of 1.2 and the outstanding principal amount on the share of the Tranche A Portion represented by a Note (for purposes of this Section 2.2, such Note’s “Tranche A Share”) to be converted on the date of conversion, plus (II) the unpaid accrued interest on such Tranche A Share, by (B) the Conversion Price; plus

(ii) the quotient obtained by dividing (A) (I) the outstanding principal amount on the share of the Tranche B Portion represented by a Note (for purposes of this Section 2.2, such Note’s “Tranche B Share”) and the outstanding principal amount on the share of the Tranche C Portion represented by a Note (for purposes of this Section 2.2, such Note’s “Tranche C Share”) to be converted on the date of conversion, plus (II) the unpaid accrued interest on such Tranche B Share and Tranche C Share, by (B) the Conversion Price.

At least five (5) days prior to the closing of the Next Preferred Equity Financing, the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the New Preferred Stock sold in the Next Preferred Equity Financing.”

1.6           Sections 8.3 (Use of Proceeds) is amended to delete the text following the words “working capital” and replace such text with a period.

1.7           Section 8.9 (Disclosure) shall not apply to the transactions contemplated by or referred to in this Amendment, including, without limitation, the issuance of the Amended and Restated Notes and the issuance of any Second Amended and Restated Notes.

1.8           The text of Section 8.6 (Rule 144) is deleted and the words “Intentionally Deleted” are inserted in lieu thereof.

1.9           The text of Section 8.7 (Issuance and Quotation) is deleted and the words “Intentionally Deleted” are inserted in lieu thereof.

1.10           Section 8.11(e) (Right of First Refusal) is amended to delete the period contained at the end of clause (vii) thereof and replace it with “; and” and to insert the following clause (viii) after clause (vii) contained therein:

“(viii)  any promissory notes that may be issued pursuant to the Second Amendment.”

1.11           Section 9.2 (Pro Rata Treatment) is amended and restated to read in its entirety as follows:

“9.2          Pro Rata Treatment.  Whether or not a default or Event of Default exists, each payment or prepayment of principal (scheduled or unscheduled) or premium, if any, of the Notes and each payment of interest on the Notes shall be allocated among the Lenders in accordance with the following procedures:

(a)          any prepayments made between the date hereof and the Maturity Date in respect of the Tranche A Portion shall be for an amount equal to (A) 1.2 multiplied by the then outstanding Tranche A Portion, plus (B) the unpaid accrued interest thereon,

(b)          any prepayments made between the date hereof and the Maturity Date in respect of the Tranche B Portion shall be for an amount equal to (A) the then outstanding Tranche B Portion, plus (B) the unpaid interest thereon,

(c)          any prepayments made between the date hereof and the Maturity Date in respect of the Tranche C Portion, if applicable, shall be for an amount equal to (A) the then outstanding Tranche C Portion, plus (B) the unpaid interest thereon and

(d)   any payments and/or prepayments must (A) first, be made pro rata to each holder of the Tranche B Portion and Tranche C Portion (or a Participant thereof (as defined in the Second Amendment) designated by the Lenders) based on the ratio that the aggregate principal value of such holder’s portion of the Tranche B Portion and Tranche C Portion bears to the aggregate principal value of the Tranche B Portion and Tranche C Portion issued pursuant to this Agreement and (B) next, be made pro rata to each holder of the Tranche A Portion based on the ratio that the aggregate principal value of such holder’s portion of the Tranche A Portion bears to the aggregate principal value of the Tranche A Portion issued to all Lenders pursuant to this Agreement.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.”

1.12           Section 9.4 (Governing Law) is amended to change the reference to “New York” in the first sentence thereof to read “Delaware”.

2.           Security Agreement.

2.1           The initial paragraph of the Security Agreement is amended to restate the definition of the Purchase Agreement to read in its entirety as follows: “(as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”)”.

2.2           The absence of any consents or approvals to grant security interests in “Excluded Contract Rights” (as defined in the Security Agreement) (including those which are no longer “Excluded Contract Rights” based on prior receipt of consents or approvals) shall not constitute an Event of Default, nor shall the Company be obligated to seek such consents or approval, nor shall their existence constitute the subject matter of any representation or warranty (or be deemed to constitute a misrepresentation) in or relating to the Purchase Agreement or the Security Agreement or any related documents. If any such consents or approvals are required for granting a security interest with respect to the Tranche B Portion or the Tranche C Portion and such consents or approvals are not obtained, the applicable “Excluded Contract Rights” shall not secure the Company’s obligations under the Tranche B Portion or the Tranche C Portion.

3.           Tranche B Portion and Amended and Restated Notes.

3.1           In return for the Consideration (Tranche B) paid by the applicable Lenders (or a Participant thereof (as defined below) designated by the Lenders), in the respective amounts set forth on the Schedule of Lenders attached to this Amendment, concurrently with execution and delivery of this Amendment, the Company shall issue to each Lender, including those who are not participating in the Tranche B Portion, one or more Amended and Restated Notes.  Each such Amended and Restated Note shall constitute an amendment and restatement of and substitution for the respective Existing Notes heretofore issued on December 6, 2010 to each respective Lender under the Existing Purchase Agreement.  Each Lender shall, upon receipt from the Company of the Amended and Restated Note as herein provided, mark its Existing Note “Replaced by Amended and Restated Note” and return such Existing Note to the Company.

3.2           Exhibit A (form of Secured Senior Promissory Note) annexed to the Purchase Agreement is hereby deleted and Exhibit 1 annexed to this Second Amendment is hereby substituted therefor.

3.3           The Schedule of Lenders annexed to the Purchase Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 2 annexed to this Amendment.

3.4           (a)           Any Lender may at any time, without the consent of, or notice to, the Company, sell participations to any person or entity approved in writing in advance by the Company (each a “Participant”) in all or a portion of such Lender’s share of the Tranche B Portion and such Lender’s rights and/or obligations under the Tranche B Portion; provided that (i) such Lender’s obligations under the Purchase Agreement and all documents relating thereto or executed and delivered in connection therewith shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Company and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Purchase Agreement, the Notes, the Security Agreement, and the other Transaction Documents and (iv) the Company shall be entitled to rely on such Lender’s approval of any amendments, modifications or waivers of any provisions of any of the foregoing agreements, instruments or documents in accordance with the terms of such agreements, instruments or documents.

(b)           The Company acknowledges and agrees that (i) for mechanical ease, each Lender shall be entitled to direct the Company to make payments otherwise due to such Lender to a Participant and (ii) for mechanical ease, in connection with the Participant’s purchase of participations in the Tranche B Portion, the Lenders may request that the payment owing by the Participant to the respective Lenders instead be sent on behalf of the respective Lenders directly to the Company, provided that it is understood and agreed that no such direction nor the Company’s receipt of payments from a Participant, nor the payment to the Company by a Participant as directed in this subsection (b) shall in any respect modify the terms of Section 3.4 in respect of the Company’s relationship with the Lenders or confer any rights or obligations upon a Participant, nor shall any such direction cause privity to exist between the Company and the Participant.

(c)           Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the Purchase Agreement, the Notes (including the Amended and Restated Notes and (if any) Second Amended and Restated Notes, the Security Agreement and the other Transaction Documents.

(d)           The Lenders and the Company acknowledge and agree that, on the date of this Second Amendment, one or more Lenders will be selling participations in the Tranche B Portion of the Amended and Restated Notes to a Participant in the aggregate principal amount of $125,000.

4.           Tranche C Portion.

4.1           Effective upon satisfaction of the conditions set forth in Section 4.2 of this Amendment, each of the Lenders purchasing a share of the Tranche B Portion shall, on or before January 16, 2012, pay its Consideration (Tranche C) (as defined in Section 1.2 of this Amendment).  Upon payment of its Consideration (Tranche C) by each such Lender (or a Participant thereof designated by such Lender), the Company shall issue to all Lenders (including those who did not participate in the Tranche C Portion) one or more Second Amended and Restated Notes (as defined in Section 1.2 of this Amendment) on the same terms as the respective Amended and Restated Notes issued on the date hereof but reflecting each Lender’s share of the Tranche A Portion and Tranche B Portion (if any), and each Lender’s share, if any, of the Tranche C Portion, with the Tranche C Portion to bear interest at the same interest rate as the Tranche B Portion from the date of payment of the Consideration (Tranche C) to the Company and otherwise having and payable upon the same terms as the Tranche B Portion. Each such Second Amended and Restated Note shall constitute an amendment and restatement of and substitution for the respective Amended and Restated Notes theretofore issued to each respective Lender.  Each Lender shall, upon receipt from the Company of the Second Amended and Restated Note as herein provided, mark its Amended and Restated Note “Replaced by Second Amended and Restated Note” and return such Amended and Restated Note to the Company.

4.2           Conditions to issuance of the Tranche C Portion:

(a)           The Lenders’ obligation to purchase the Tranche C Potion shall be subject to the satisfaction (or waiver, to the extent permitted under applicable law) of the following conditions:

(i)           On or after January 12, 2012 (but prior to January 16, 2012), the Company or its financial advisor receives, from a party set forth in Section 4.2(a) of the Disclosure Schedule, written correspondence stating that such party is actively pursuing, and working towards proposing, a transaction pursuant to which it will (i) acquire, directly or indirectly, the securities or assets of the Company, through a merger, consolidation, tender offer or other business combination, or all or substantially all of the Company’s assets, or (ii) enter into a strategic investment or licensing partnership pursuant to which a significant investment will be made in the Company.  To the extent that the notice referenced in this Section 4.2(a) is not received, then each Lender may elect in its sole discretion whether to acquire its share of the Tranche C Portion set forth on Exhibit 3 annexed hereto.  Each Lender purchasing a share of the Tranche B Portion shall be entitled to acquire the share of the Tranche C Portion of any other Lender that elects not to purchase its share of the Tranche C Portion as set forth on Exhibit 3 annexed hereto, divided pro rata, on the basis of each Lender’s share of the Tranche B Portion, in the event that one or more Lenders wish to purchase the non-purchasing Lender’s share of the Tranche C Portion.

(ii)           As of the date the Second Amended and Restated Notes are issued, the representations in Sections 5.1 and 5.2 of the Existing Purchase Agreement shall be true and correct solely as they relate to the issuance of the Second Amended and Restated Notes, provided that all references therein to “this Agreement” or “the Notes” shall be deemed to refer instead to the Second Amendment and the Second Amended and Restated Notes, and the Lenders shall receive a certificate signed by an authorized officer of the Company stating such.

(b)           The Company’s obligation to accept payment for, and issue, the Tranche C Potion shall be subject to the satisfaction (or waiver, to the extent permitted under applicable law) of the following condition:

(i)           As of the date the Second Amended and Restated Notes are issued, the representations in Section 6 of the Existing Purchase Agreement shall be  true and correct solely as they relate to the issuance of the Second Amended and Restated Notes, provided that all references therein to “this Agreement” or “the Notes” shall be deemed to refer instead to the Second Amendment and the Second Amended and Restated Notes, and the Company shall receive a certificate signed by authorized officers of the Lenders stating such.

4.3           If the Second Amended and Restated Notes are issued pursuant to the terms of this Section 4, the Schedule of Lenders annexed to the Purchase Agreement will be amended and restated to include the Consideration (Tranche C), and concurrently with such issuance (if any), Exhibit A to the Purchase Agreement shall be deemed amended and restated to reflect the Second Amended and Restated Notes.

4.4           (a)           Any Lender purchasing a share of the Tranche C Portion may at any time, without the consent of, or notice to, the Company, sell participations to a Participant in all or a portion of such Lender’s share of the Tranche C Portion and such Lender’s rights and/or obligations under the Tranche C Portion, provided that all such participations shall be upon the same terms as are provided in Section 3.4 of this Second Amendment as if the references in Section 3.4 to “Tranche B Portion” include “Tranche C Portion” as well.

(b)           The Lenders and the Company acknowledge and agree that, on the date (if any) of issuance of the Tranche C Portion, one or more Lenders will be selling participations in the Tranche C Portion of the Second Amended and Restated Notes to a Participant in the aggregate principal amount of $125,000.

5.           Representations and Warranties.

5.1           The Company represents and warrants as of the date hereof that the representations in Sections 5.1 and 5.2 of the Existing Purchase Agreement are true and correct solely as they relate to this Amendment and the specific transactions contemplated hereby, and that all references therein to “this Agreement” or “the Notes” shall be deemed to refer instead to this Amendment and the Amended and Restated Notes (and if applicable when issued, the Second Amended and Restated Notes).  The Lenders acknowledge and agree that the Company is not making, and has not made, whether orally or in writing (herein or in any existing agreement or document), any other representations or warranties to the Lenders in connection with the consummation of the transactions contemplated by this Amendment, the issuance of any Notes, the validity, enforceability or perfection of any security interest (in respect of any Excluded Contract Rights or otherwise), or otherwise.

5.2           Each Lender hereby represents and warrants that as of the date hereof the representations in Section 6 of the Existing Purchase Agreement are true and correct with respect to this Amendment as though all references therein to “this Agreement” and “the Notes” referred instead to this Amendment and the Amended and Restated Notes.

6.           Waiver.  Effective as of the date hereof:

6.1           The Lenders hereby waive each Event of Default that is in existence on the date hereof with the effect that such Events of Default shall not, at any time, be considered an “Event of Default” under the Purchase Agreement.  The Lenders hereby waive any existing breach of the covenants in Section 8.6 and Section 8.7 of the Existing Purchase Agreement with the effect that such covenants shall not apply to the Company from and after the date hereof.

6.2           The Lenders hereby waive the Company’s failure to obtain any consents or waivers that may be necessary or appropriate in connection with, or that may be triggered by the consummation of, the transactions contemplated by this Amendment, including, without limitation, the issuance of the Amended and Restated Notes and (if any) the Second Amended and Restated Notes.  The Lenders further acknowledge and agree that the Company’s failure to obtain any such consents or waivers shall not constitute an Event of Default under the Purchase Agreement.  In furtherance thereof, the Lenders acknowledge and agree that the holders of the Company’s Series C Convertible Preferred Stock, par value $0.10 per share (the “Series C Stock”), have rights of first refusal (the “Series C Rights”) with respect to the issuance of the Amended and Restated Notes and the potential issuance of the Second Amended and Restated Notes. The Lenders further acknowledge and agree that the Company has not sought waivers of the Series C Rights from the requisite holders of Series C Stock, and that the Company will seek such waivers as soon as reasonably possible after the issuance of the Amended and Restated Notes.  In the event that any Series C Rights are exercised, each Lender purchasing an Amended and Restated Note and who has committed to purchase a Second Amended and Restated Note agrees to sell a portion of its Amended and Restated Note and to reduce its commitment for the Second Amended and Restated Notes to the extent necessary for the Company to comply with the Series C Rights; provided, that, any such sale or reduction shall be made on a pro rata basis among the applicable Lenders based on each such Lender’s share of the Consideration (Tranche B) or Consideration (Tranche C), as applicable.  In such event, the Lenders agree that the Company may take all actions necessary to document and effect the exercise of the Series C Rights.

6.3           The Lenders hereby waive their “rights of first refusal” set forth in Section 8.11 of the Existing Purchase Agreement solely with respect to the issuance of the Amended and Restated Notes and the Second Amended and Restated Notes (if applicable).

6.4           Corriente Master Fund, L.P. hereby consents to the transactions contemplated by this Amendment, and waives its “right of first refusal” solely with respect to the issuance of the Amended and Restated Notes (and the Second Amended and Restated Notes (if applicable)), pursuant to Section 3.1 of that certain Stock and Warrant Subscription Agreement dated as of April 28, 2008.

6.5           Each of General Electric Pension Trust and Corriente Master Fund, L.P. hereby waives its “right of first refusal” solely with respect to the issuance of the Amended and Restated Notes and the Second Amended and Restated Notes (if applicable), pursuant to Section 3.1 of that certain Stock and Warrant Subscription Agreement, dated as of November 19, 2007.

6.6           General Electric Pension Trust hereby waives its “right of first refusal” solely with respect to the issuance of the Amended and Restated Notes and the Second Amended and Restated Notes (if applicable), pursuant to Section 3.1 of the Series C Purchase Agreement.

7.           Conditions to Effectiveness.  This Amendment shall become effective upon execution and delivery hereof by the Company and each of the requisite Lenders.

8.           Acknowledgements and References to and Effect on the Transaction Documents and the Security Agreement.

8.1           On and after the date hereof, each and any reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in each of the Amended and Restated Notes, the Second Amended and Restated Notes (if issued), the Warrants and the Security Agreement to the Purchase Agreement, “thereunder”, “thereof,” “therein” or words of like import, shall mean and be a reference to the Purchase Agreement as amended by this Amendment.  Except as specifically amended or waived herein, the Purchase Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

8.2           On and after the date hereof, each and any reference in the Amended and Restated Notes or the Second Amended and Restated Notes (if issued) to “this Note,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in each of the Purchase Agreement, the Warrants and the Security Agreement to the Notes, “thereunder”, “thereof,” “therein” or words of like import (for avoidance of doubt, in each case other than references in representations and warranties made in respect of the Notes under the Purchase Agreement, the Warrants or the Security Agreement which are no longer in effect, except as and to the extent set forth in Section 5.1 hereof), shall mean and be a reference to the Amended and Restated Notes or, if applicable, the Second Amended and Restated Notes, as they may from time to time be amended, restated, supplemented or otherwise modified.

8.3           (a)           The Company acknowledges and confirms that, subject to Section 2.2, the liens and security interests granted pursuant to the Security Agreement secure the indebtedness, liabilities and obligations of the Company to the Lenders under the Existing Purchase Agreement, as amended hereby, whether or not so stated in the Security Agreement, and that the term “Obligations” as used therein (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Company to the Lenders arising in respect of the Purchase Agreement) includes, without limitation, the indebtedness, liabilities and obligations of the Company under the Existing Purchase Agreement, as amended hereby and under the Amended and Restated Notes, the Second Amended and Restated Notes (if applicable), and any other promissory notes issued pursuant to the Purchase Agreement.

(b)           On and after the date hereof, each and any reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in each of the Amended and Restated Notes, the Second Amended and Restated Notes (if issued), the Warrants and the Purchase Agreement to the Security Agreement, “thereunder,” “thereof,” “therein,” or words of like import, shall mean and be a reference to the Security Agreement as amended by this Amendment and as it may hereafter from time to time be amended, restated, supplemented or otherwise modified.

9.           Further Assurances.  From and after the date of this Amendment, upon the request of a Lender or the Company, the Company and the Lenders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carryout and to effectuate fully the intent and purpose of this Amendment.

10.         Execution in Counterparts; Facsimile or Electronic Delivery.  This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.  Execution and delivery of this Amendment by facsimile or electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile or electronic copies shall constitute enforceable original documents.

11.         Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the choice of law principles thereof.

12.         Submission to Jurisdiction.  Each party hereto agrees that any legal action or other legal proceeding (whether in tort, contract or otherwise) relating to this Amendment or the enforcement of any provision of this Amendment or any of the transactions contemplated hereby, or in respect of any oral representations made or alleged to be made in connection herewith, shall be brought or otherwise commenced exclusively in any state or federal court located in New York County, New York in accordance with the provisions of Section 9.4 of the Purchase Agreement as if such provisions were incorporated and set forth herein in full.

13.         Expenses.  Notwithstanding anything to the contrary in the Transaction Documents and the Security Agreement, each party shall be responsible for the expenses it incurs with respect to the negotiation, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Amended and Restated Notes and the Second Amended and Restated Notes, if applicable.

14.         Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NEUROLOGIX, INC.

By:	/s/ Clark Johnson
Name:	Clark Johnson
Title:	Chief Executive Officer

By:	/s/ Marc L. Panoff
Name:	Marc L. Panoff
Title:	Chief Financial Officer, Treasurer and Secretary

[SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND
PROMISSORY NOTES AND FIRST AMENDMENT TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC PENSION TRUST

By:	GE Asset Management Incorporated,
its Investment Manager

By:	/s/ B.C. Sophia Tsai
Name:	B.C. Sophia Tsai
Title:	Vice President and Managing Director

[SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND
PROMISSORY NOTES AND FIRST AMENDMENT TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LENDER:

CORRIENTE MASTER FUND, L.P.

By:	Corriente Capital Management, L.P.,
its Managing Partner

By:	Corriente Advisors, LLC,
its General Partner

By:	/s/ Robert W. Lydick
Name:	Robert W. Lydick
Title:	Chief Legal Officer

[SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND
PROMISSORY NOTES AND FIRST AMENDMENT TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LENDER:

PALISADE CONCENTRATED EQUITY
PARTNERSHIP II, L.P.
By:	Palisade Concentrated Holdings II, LLC,
its General Partner

By:	/s/ Jeffrey D. Serkes
Name:	Jeffrey D. Serkes
Title:	Authorized Signatory

[SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND
PROMISSORY NOTES AND FIRST AMENDMENT TO SECURITY AGREEMENT]

EXHIBIT 1

FORM OF NOTE

(in replacement of current Exhibit A to Purchase Agreement)

Exhibit 1 - Page 1

EXHIBIT 2

SCHEDULE OF LENDERS

Lender	Lender share of Tranche A Portion	Consideration (Tranche B) and Lender share of Tranche B Portion	Aggregate Principal Amount as of date of the Second Amendment
General Electric Pension Trust	$2,000,000.00	$142,857.00	$2,142,857.00
Corriente Master Fund, L.P.	$2,000,000.00	$142,857.00	$2,142,857.00
Palisade Concentrated Equity Partnership II, L.P.	$3,000,000.00	$214,286.00	$3,214,286.00

Exhibit 2 - Page 1

EXHIBIT 3

SCHEDULE OF LENDERS

Lender	Lender share of Tranche A Portion	Consideration (Tranche B) and Lender share of Tranche B Portion	Aggregate Principal Amount as of date of the Second Amendment	Consideration (Tranche C) and Lender share of Tranche C Portion	Aggregate Principal Amount as of the date (if any) of Tranche C Portion issuance
General Electric Pension Trust	$2,000,000.00	$142,857.00	$2,142,857.00	$142,857.00	$2,285,714.00
Corriente Master Fund, L.P.	$2,000,000.00	$142,857.00	$2,142,857.00	$142,857.00	$2,285,714.00
Palisade Concentrated Equity Partnership II, L.P.	$3,000,000.00	$214,286.00	$3,214,286.00	$214,286.00	$3,428,572.00

Exhibit 3 - Page 1